PRINCIPAL UNDERWRITING AGREEMENT



         UNDERWRITING  AGREEMENT  made this 1st day  of November,  1995, by and
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between Ameritas Investment Corp.,  (hereinafter the "Underwriter") and Ameritas
Life Insurance Corp. hereinafter the "Insurance Company"), on its own behalf and on behalf of Ameritas Life Insurance Corp. Separate Account LLVL (hereinafter the "Account"), separate account of the Insurance Company, as follows:

         WHEREAS, the Account was established under authority of resolution of the Insurance Company's Board of Directors on August 24, 1994, in order to set aside and invest assets attributable to certain flexible premium variable universal life contracts (hereinafter "Contracts") issued by the Insurance Company;

         WHEREAS, the Insurance Company has registered or will register the Account as a unit investment trust under the Investment Company Act of 1940 (the "Investment Company Act") and has registered or will register the Contracts under the Securities Act of 1933;

         WHEREAS, the Underwriter is registered as a broker-dealer with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member of the National Association of Securities Dealers, Inc. (the "NASD"); and

         WHEREAS, the Insurance Company and the Account desire to have Contracts sold and distributed through the Underwriter and the Underwriter is willing to sell and distribute such Contracts under the terms stated herein.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. The Insurance Company grants to the Underwriter the right to be, and the Underwriter agrees to serve as distributor and principal underwriter of the Contracts during the term of this Agreement. The Underwriter agrees to use its best efforts to solicit applications for the Contracts at its own expense, and otherwise to perform all duties and functions which are necessary and proper for the distribution of the Policies.

         2. All premiums for Contracts shall be remitted promptly in full together with such application, forms, and any other required documentation to the Insurance Company. Checks or money orders in payment of premiums shall be drawn to the order of "Ameritas Life Insurance Corp.".

         3. The Underwriter agrees to offer the Contracts for sale in accordance with the prospectuses in effect. The Underwriter is not authorized to give any information or to make any representations concerning the contracts other than those contained in the current prospectuses filed with the Securities and Exchange Commission or in such sales literature as may be developed and authorized by the Insurance Company in conjunction with the Underwriter.

         4. On behalf of the Account, the Insurance Company shall furnish the Underwriter with copies of all prospectuses, financial statements and other documents which the Underwriter reasonably requests for use in connection with the distribution of the Contracts.

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         5.       The  Underwriter  represents  that  it is duly registered as a broker-dealer under the 1934 Act and is a member in good standing of the NASD and, to the extent necessary to offer the Contracts, shall be duly registered or otherwise qualified under the securities laws and insurance laws of any state or
                  other jurisdiction. The Underwriter shall be responsible   for
                  carrying out its sales and underwriting obligations hereunder in continued compliance with the NASD Rules of Fair Practice and federal and state securities laws and regulations. Without limiting the generality of the foregoing, the Underwriter agrees that it shall be fully responsible for:

                  (a)      ensuring  that  no  person  shall  offer  or sell the
                           Contracts on its behalf until such person is duly registered as a representative of the Underwriter, duly licensed and appointed by the Insurance Company, and appropriately licensed, registered or otherwise qualified to offer and sell such Contracts under the federal securities laws and any applicable securities laws and insurance laws of each state or other jurisdiction in which such Contracts may be lawfully sold, in which the Insurance Company is licensed to sell the Contracts and in which such persons shall offer or sell the Contracts; and

                  (b) training, supervising, and controlling all such persons for purposes of complying on a continuous basis with the NASD Rules of Fair Practice and with federal and state securities law requirements applicable in connection with the offer and sale of the Contracts. In this connection, the Underwriter shall:

                           (1) conduct such training (including the preparation and utilization of training materials) as in the opinion of the
                                    Underwriter is necessary to accomplish the purposes of this Agreement;

                           (2) establish and implement reasonable written procedures for supervision of sales practices of agents, representatives or brokers selling the Contracts; and

                           (3) take reasonable steps to ensure that its associated persons shall not make recommendations to an applicant to purchase a Contract and shall not sell a Contract in the absence of reasonable grounds to believe that the purchase of the Contract is suitable for such applicant.

         6. Notwithstanding anything in this Agreement to the contrary, the Underwriter is hereby authorized to enter into sales agreements with other independent broker-dealers for the sale of the Contracts. All such sales agreements entered into by the Underwriter shall provide that each independent broker-dealer will assume full responsibility for continued compliance by itself and its associated persons with the NASD Rules of Fair Practice and applicable federal and state securities laws. All associated persons of such independent broker-dealers soliciting applications for the Contracts shall be duly and appropriately licensed or appointed for the sale of the Contracts under the Federal and state securities laws and the insurance laws of the applicable states or jurisdictions in which such Contracts may be lawfully sold.

         7. The Insurance Company shall apply for the proper insurance licenses in the appropriate states or jurisdictions for the designated persons associated with the Underwriter or with other independent broker-dealers which have entered into agreements with the Underwriter for the sale of the Contracts, provided that the Insurance Company reserves the right to refuse to appoint any proposed registered representative as an agent or broker, and to terminate an agent or broker once appointed.

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         8.       The Insurance Company and the Underwriter  shall cause  to  be maintained and preserved for the periods prescribed such accounts, books, and other documents as are required of them by the Investment Company Act of 1940, the 1934 Act, and any other applicable laws and regulations. The books, accounts and records of the Insurance Company, the Account, and the
                  Underwriter  as  to  all  transactions  hereunder  shall    be
                  maintained so as to disclose clearly and accurately the nature and details of the transactions. The Insurance Company shall maintain such books and records of the Underwriter pertaining to the sale of the Contracts and required by the 1934 Act as may be mutually agreed upon from time to time by the Insurance Company and the Underwriter; provided that such books and records shall be the property of the Underwriter, and shall at all times be subject to such reasonable periodic, special or
                  other examination by the SEC and all other regulatory   bodies
                  having  jurisdiction.   The   Insurance  Company   shall    be
                  responsible for sending all required confirmations on customer transactions in compliance with applicable regulations, as modified by any exemption or other relief obtained by the Insurance Company. The Underwriter shall cause the Insurance Company to be furnished with such reports as the Insurance Company may reasonably request for the purpose of meeting its reporting and recordkeeping requirements under the insurance laws of the State of Nebraska and any other applicable states or jurisdictions.

         9.       The Insurance Company shall have the responsibility for paying
                  (i) all commissions or other fees to associated persons of the Underwriter which are due for the sale of the Contracts and
                  (ii) any compensation to other independent broker-dealers and their associated persons due under the terms of any sales agreements between the Underwriter and such broker-dealers. Notwithstanding the preceding sentence, no associated person or broker-dealer shall have an interest in any deductions or other fees payable to the Underwriter pursuant to the terms of this Agreement.

         10. The Insurance Company shall reimburse the Underwriter for all costs and expenses incurred by the Underwriter in furnishing the services, materials, and supplies required by the terms of this Agreement and may pay Underwriter a concession for sales of the policies as may be agreed by the parties from time to time.

         11. The Insurance Company agrees to indemnify the Underwriter for any losses incurred as a result of any action taken or omitted by the Underwriter, or any of its officers, agents or employees, in performing their responsibilities under this Agreement in good faith and without willful misfeasance, gross negligence, or reckless disregard of such obligations.

         12.      (a)      This  Agreement  may  be  terminated  by either party
                           hereto upon 60 days' written notice to the other party.

                  (b) This Agreement may be terminated upon written notice of one party to the other party hereto in the event of bankruptcy or insolvency of the party to which notice is given.

                  (c) This Agreement may be terminated at any time upon the mutual written consent of the parties thereto.

                  (d) The Underwriter shall not assign or delegate its responsibilities under this Agreement without the written consent of the Insurance Company.

                  (e) Upon termination of this Agreement, all authorizations, right and obligations shall cease except the obligations to settle accounts hereunder, including payments of premiums or contributions subsequently received for Contracts in

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                           effect at the time of termination or issued  pursuant
                           to applications received by the Insurance Company prior to termination.

         13. This Agreement is subject to and its terms are to be interpreted and construed in accordance with the provisions of the Investment Company Act and the 1934 Act, and the rules, regulations, and rulings thereunder and is subject to the provisions of the NASD Rules of Fair Practice. Without limiting the generality of the foregoing, the term "assigned" shall not include any transaction exempted from section 15(b)(2) of the Investment Company Act.

                  The   Underwriter   shall   submit  to  all   regulatory   and
                  administrative entities having jurisdiction over the operations of the Accounts, present or future; and will provide any information, reports or other material which any such entity by reason of this Agreement may request or require pursuant to applicable laws or regulations.

         14. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         15. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Nebraska.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed, and seals to be affixed, as of the day and year first above written.




                                   AMERITAS INVESTMENT CORP



Attest:

/s/Lori J. Streeter                By: /s/Jon C. Headrick
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                                   AMERITAS LIFE INSURANCE CORP.




Attest:

/s/Lori J. Streeter                By: /s/Norman M. Krivosha
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